Exhibit No. 10.59

SECOND AMENDMENT TO LOAN AGREEMENT

This Second Amendment dated as of June ____, 2010, by and between The PrivateBank and Trust Company (“Lender”), and Advanced Photonix, Inc. (“Borrower”).

RECITALS

The Lender and Borrower entered into that certain Loan Agreement dated September 25, 2008, as amended by one amendment (the “Agreement”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.
Lender and Borrower desire to amend the Agreement as set forth below.
NOW, THEREFORE, Lender and Borrower agree as follows:

The following definitions in Section 1 of the Agreement are amended to read as follows:
      “‘Base Net Worth’ shall initially be Eleven Million Eight Hundred Thousand Dollars ($11,800,000). On the last day of each fiscal year of Borrower, Base Net Worth shall increase by ten percent (10%) of Net Income for the fiscal year then ended. If Net Income for any fiscal year is less than $0, it shall be deemed to be $0 for purposes of this calculation.”

     “‘Borrowing Base Amount’ shall mean an amount equal to the sum of the following:

     (a) eighty percent (80%) of the then net book value (after deducting any discount or incentive for early payment or any issued or unissued credit memos but without deducting any bad debt reserve) of all Eligible Accounts; plus

     (b) the lesser of: (i) fifty percent (50%) of the lower of cost or market value (after deduction of such reserves and allowances as the Lender deems proper and necessary) of Eligible Inventory; and (ii) $500,000.”

     “‘Debt Service Coverage Ratio’ shall mean as of any date of determination thereof a ratio the numerator of which is Adjusted EBITDA for the applicable measuring period, plus the net cash proceeds of the issuance by Borrower of any Eligible Capital Securities during such period and the denominator of which is all payments of principal with respect to interest bearing debt during such period (including the principal component of Capitalized Lease obligations), plus interest expense for such period (including the interest component of Capitalized Lease obligations), all as determined on a consolidated basis for Borrower and its consolidated Subsidiaries in accordance with GAAP. The applicable measuring period shall be (i) for any date of determination occurring before June 30, 2011, the three month period then ending and (ii) the preceding twelve (12) months ending on such date for any date of determination occurring on or after June 30, 2011.”

The following Section 6.1(f) is added to the Agreement:
     “(f) Borrower shall deliver within thirty (30) days after and as of the end of each month, its management-prepared financial statement, including a consolidated balance sheet as of the end of such month, a consolidated profit and loss statement for such month and fiscal year to date, certified by a responsible authorized officer of Borrower, in a form acceptable to Lender; provided, however, that the reporting requirements set forth in this Section 6.1(f) shall not apply for any month that ends on a date that coincides with the end of a fiscal quarter.”

Section 6.5 of the Agreement is amended to read as follows:
          “6.5 Financial Covenants.

     (a) Borrower shall maintain at all times a Debt Service Coverage Ratio of not less than the following amounts for the periods specified below:

June 30, 2010 1.00 to 1.0
September 30, 2010 1.00 to 1.0
December 31, 2010 1.00 to 1.0
March 31, 2011 and thereafter 1.20 to 1.0

     (b) Borrower shall maintain at all times Adjusted EBITDA of not less than the following amounts for the periods specified below:

June 30, 2010 $190,000
September 30, 2010 $190,000
December 31, 2010 $260,000
March 31, 2011 $400,000
June 30, 2011 and thereafter $1,160,000

     Adjusted EBITDA shall be determined on a trailing three (3) month basis for the June 30, 2010 through March 31, 2011 test dates and thereafter on a trailing twelve month basis.

     (c) Borrower shall maintain at all times Net Worth of not less than the following amounts during the periods specified below:

June 30, 2010 through September 29, 2010 $13,000,000
September 30, 2010 through December 30, 2010 $12,500,000
December 31, 2010 through March 30, 2011 $12,100,000
March 31, 2011 and thereafter Base Net Worth”

Section 6.24 of the Agreement is amended to read as follows:
     “6.24 Bank Accounts. Borrower shall and shall cause each of its Subsidiaries to maintain all primary deposit accounts at Lender and Borrower shall maintain at all times in a blocked account maintained with the Lender an amount of at least $500,000. Borrower grants to the Lender a first priority security interest in such account.”

Section 6.28 of the Account is amended to read as follows:
     “6.28 Picometrix Debt. Borrower shall not and shall cause its Subsidiaries not to make any payment with respect to the existing indebtedness owed to the former shareholders of Picometrix (“Picometrix Debt”) unless (a) Borrower is in pro forma compliance with all financial covenants under this Agreement both before and after giving effect to such payment (b) no Event of Default (or event which with the giving of notice or the passage of time or both would constitute an Event of Default) has occurred and is continuing and (c) Borrower shall have provided to the Lender at least thirty (30) days prior written notice that the payment is to be made with respect to the Picometrix Debt. At least ten (10) days prior to making any such payment, Borrower shall provide to Lender a covenant compliance certificate giving pro forma effect to such payment. Borrower shall not use more than fifty percent (50%) of the proceeds of the issuance of any equity interests to make payments with respect to the Picometrix Debt.”

Borrower violated the provisions of Section 6.5 of the Agreement for the fiscal quarters ended December 31, 2009 and March 31, 2010 (the “Covenant Violations”). The Lender hereby waives any event of default under the Agreement resulting from the Covenant Violations. This waiver shall not be deemed to amend or alter in any respect the terms and conditions of the Agreement or any of the other loan documents, or to constitute a waiver or release by the Lender of any right, remedy or event of default under the Agreement or any of the other loan documents, except to the extent expressly set forth above. Furthermore, this waiver shall not affect in any manner whatsoever any rights or remedies of the Lender with respect to any other non-compliance by the Borrower with the Agreement or the other loan documents whether in the nature of an event of default or otherwise, and whether now in existence or subsequently arising.
Borrower will reimburse the Lender for all costs and expenses, including reasonable attorneys’ fees, incurred by the Lender in connection with the preparation of this Amendment and the documents, instruments and agreements executed in connection herewith.
Borrower hereby represents and warrants that, after giving effect to the amendments and waiver contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Borrower’s powers, have been duly authorized, are not in contravention of law or the terms of Borrower’s Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations, warranties and covenants of Borrower set forth in Section 5 of the Agreement and any other documents, instruments or agreements executed in connection therewith, are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; and (c) no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Agreement, has occurred and is continuing as of the date hereof.

BORROWER WAIVES, DISCHARGES, AND FOREVER RELEASES LENDER, LENDER’S EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS, AND THEIR SUCCESSORS AND ASSIGNS, FROM AND OF ANY AND ALL CLAIMS, CAUSES OF ACTION, ALLEGATIONS OR ASSERTIONS THAT BORROWER HAS OR MAY HAVE HAD AT ANY TIME UP THROUGH AND INCLUDING THE DATE OF THIS AMENDMENT, AGAINST ANY OR ALL OF THE FOREGOING, REGARDLESS OF WHETHER ANY SUCH CLAIMS, CAUSES OF ACTION, ALLEGATIONS OR ASSERTIONS ARE KNOWN TO COMPANIES OR WHETHER ANY SUCH CLAIMS, CAUSES OF ACTION, ALLEGATIONS OR ASSERTIONS AROSE AS RESULT OF LENDER’S ACTIONS OR OMISSIONS IN CONNECTION WITH THE AGREEMENT OR ANY OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS IN CONNECTION THEREWITH, OR ANY AMENDMENTS, EXTENSIONS OR MODIFICATIONS THERETO, OR BANK’S ADMINISTRATION OF THE DEBT UNDER THE AGREEMENT OR OTHERWISE.

This Amendment shall be effective upon (a) the execution by Borrower and Lender of this Amendment, (b) execution by the Guarantors of the attached Affirmation of Guaranty, (c) execution by Borrower of replacement notes in form acceptable to Lender, and (d) payment by Borrower to Lender of a non-refundable amendment fee in the amount of $30,000.
Borrower agrees to provide to Lender within 60 days after the execution of this Amendment evidence satisfactory to Lender that the documents related to the Picometrix Debt have been amended to provide that the required December 1, 2010 principal payment and maturity date of the Picometrix Debt have been deferred until at least April 1, 2011. Failure to comply with the provisions of this Section 11 shall be an Event of Default under the Agreement.
Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.
This Amendment may be executed and acknowledged in counterparts, each of which shall constitute an original and all of which shall together constitute one and the same Amendment.

THE PRIVATEBANK AND TRUST ADVANCED PHOTONIX, INC.
COMPANY

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AFFIRMATION OF GUARANTY

The undersigned acknowledge the foregoing Second Amendment to Loan Agreement, and ratify and confirm their obligations under their Guaranty of Borrower’s obligations to the Lender and acknowledge that the Guaranty remains in full force and effect in accordance with its terms subject to no setoff, defense or counterclaim.

June ____, 2010 SILICON SENSORS, INC.

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PICOMETRIX LLC

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